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                                 EXHIBIT 99.4

                      Press Release Dated January 27, 1999

For Immediate Release                    For Information Contact
---------------------                    -----------------------

     January 27, 1999                    David L. Kalkbrenner, President & CEO
                                           (650) 614-5767
                                         Steven C. Smith, EVP, COO & CFO
                                           (650) 813-8222

                         GREATER BAY BANCORP ANNOUNCES
                              DIRECTOR RESIGNATION

     PALO ALTO, CA; January 27, 1999 - Greater Bay Bancorp (Nasdaq:GBBK), a $1.6 billion in assets financial services holding company, today announced that Roger Smith has resigned as a director and officer of the Company for personal reasons.

     According to David L. Kalkbrenner, President and Chief Executive Officer, "Roger has been a great resource for the Board and for the Company. We are grateful for his contributions and wish him well in his endeavors." Mr. Smith commented, "I have thoroughly enjoyed serving on the Greater Bay Board, but at this time, I am looking forward to devoting more attention to my personal investments and leisure activities."

     Greater Bay Bancorp and its financial services subsidiaries, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Business Banking Office, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco and Walnut Creek.

     This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the Company's publicly available Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 1997, and particularly the discussion of risk factors within that document.

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